UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 10, 2020
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ARISTA NETWORKS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-36468	20-1751121
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

5453 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices) (Zip Code)

(408) 547-5500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	ANET	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Election of New Director.
On July 10, 2020, the Board of Directors (the “Board”) of Arista Networks, Inc. (“Arista”) increased the size of the Board to eight members and appointed Kelly Battles to serve as an independent member of Arista’s Board effective immediately. Ms. Battles will serve as a Class I director with a term expiring at Arista’s 2021 annual meeting of stockholders. Ms. Battles was also appointed to the Audit Committee of the Board.
Ms. Battles, 53, served as the Chief Financial Officer of Quora, a knowledge platform, from November 2016 to March 2020 and currently serves as an advisor to Quora. Ms. Battles also has served as a board member and audit committee chairperson of DataStax, a data management company, since June 2018. Previously, Ms. Battles served as Chief Financial Officer of Bracket Computing from May 2013 to May 2016. From January 2016 to July 2018, she was a member of the Board of Trustees and Audit Committee Chairperson of Wikimedia Foundation, a non-profit charitable organization which hosts Wikipedia and other free content projects. Ms. Battles holds a B.S.E. in Operations Research / Systems Management from Princeton University and an M.B.A. from Harvard University.
For her service as a non-employee director, Ms. Battles will be paid an annual cash retainer of $75,000 in addition to any committee fees, which will be prorated for her first year of service. In the third quarter of 2020, Ms. Battles will be granted restricted stock units with a total value of $225,000 (based on the average closing stock price for the 30 trading day period ending on the grant date) that vest quarterly over one year and are subject to her continued service on the Board. Ms. Battles will also enter into Arista's standard form of indemnification agreement, pursuant to which Arista agrees to indemnify its directors to the fullest extent permitted by applicable law.
There is no arrangement or understanding between Ms. Battles and any other persons pursuant to which she was selected as a director of Arista, nor are there any transactions in which Ms. Battles has an interest that would be reportable under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARISTA NETWORKS, INC.

July 10, 2020	By: /s/ Marc Taxay
Marc Taxay
Senior Vice President and General Counsel